Exhibit 99.1
Dynatrace Launches Proposed Public Offering by Selling Stockholders
Waltham, Mass., November 15, 2023 – (BUSINESS WIRE) – Dynatrace (NYSE: DT), the leader in unified observability and security, today announced the commencement of an underwritten public offering of 10,000,000 shares of common stock by certain selling stockholders of Dynatrace. Such selling stockholders will also grant the underwriter a 30-day option to purchase up to an additional 1,500,000 shares of Dynatrace’s common stock. Dynatrace will not receive any of the proceeds from the sale of the shares being offered by the selling stockholders but will bear the costs associated with the registration of such shares, other than underwriting discounts and commissions and other similar expenses.
BofA Securities is acting as the sole underwriter for the offering.
BofA Securities may offer the shares of common stock from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.
A registration statement on Form S-3 relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and became effective upon such filing. The proposed offering will be made only by means of a prospectus and prospectus supplement. A copy of the preliminary prospectus supplement relating to this offering may be obtained, when available, by visiting the SEC’s website at www.sec.gov or by contacting the offices of BofA Securities, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About Dynatrace
Dynatrace exists to make the world’s software work perfectly. Our unified platform combines broad and deep observability and continuous runtime application security with the most advanced AIOps to provide answers and intelligent automation from data at an enormous scale. This enables innovators to modernize and automate cloud operations, deliver software faster and more securely, and ensure flawless digital experiences. That’s why the world’s largest organizations trust the Dynatrace® platform to accelerate digital transformation.
Forward Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including among other things, statements concerning the completion of the public offering. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities, and other risks set forth under the caption “Risk Factors” in Dynatrace’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, the preliminary prospectus related to the public offering and in subsequent filings made by Dynatrace with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
Investor Contact:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com
Media Relations:
Jerome Stewart
VP, Marketing
Jerome.Stewart@dynatrace.com